AMENDMENT TO WARRANT AGREEMENT



         This Amendment to Warrant Agreement (the "Agreement") is made as of May 5, 1998, by and between Silicon Valley Bank ("Holder) and Orthologic Corp. ("Company")

                                    RECITALS

         A. Company and Holder are parties to a Warrant to Purchase Stock dated March 2, 1998, together with all schedules and exhibits thereto (the "Warrant Agreement"). Pursuant to the Warrant Agreement, among other things, the Warrant does not state an Initial Exercise Price and has an Expiration Date of March 1, 2003.

         B. Company and Holder both desire to amend the Warrant to set forth the Initial Exercise Price and extend the Expiration Date.

         NOW, THEREFORE, the parties agree as follows:

         1. The Initial Exercise Price is hereby amended to be the lowest closing price between April 22, 1998 and the date hereof, which is May 12, 1998.

         2. The Expiration Date is hereby extended to May 5, 2003.

         2. LEGAL EFFECT; INTERPRETATION. This Agreement amends certain terms of the Warrant Agreement. Company confirms that, except as amended by this
Agreement,  the  Warrant  Agreement  remain  in full  force and  effect.  Unless otherwise defined, all terms capitalized in this Agreement shall have the meanings assigned in the Warrant Agreement. This Agreement, together with the Warrant Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements and negotiations.

         3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

         4. TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.
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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first written above.

COMPANY:                                HOLDER:


ORTHOLOGIC CORP.                        SILICON VALLEY BANK


By: /s/ Terry D. Meier                  By: /s/ Amy Lou Blunt
   ---------------------------------       -------------------------------------
Name:   Terry D. Meier                  Name:   Amy Lou Blunt
     -------------------------------         -----------------------------------
Title:  Sr. V.P. and CFO                Title:  Asst. to V.P.
      ------------------------------          ----------------------------------
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